SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2009

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2727 Allen Parkway, Suite 1200 Houston, Texas	77019
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Copano Energy, L.L.C. (“Copano”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed November 16, 2009 to report the terms of compensation for Copano’s President and Chief Executive Officer and for the non-executive Chairman of Copano’s Board of Directors.  On November 30, 2009, the Compensation Committee of Copano’s Board approved compensation arrangements for R. Bruce Northcutt, Copano’s President and Chief Executive Officer.  Mr. Northcutt will receive a base salary of $400,000 per year and will have a target bonus opportunity of 70% of base salary under Copano’s Management Incentive Compensation Plan.  These arrangements are effective as of November 15, 2009, the date of Mr. Northcutt’s appointment.  The Committee also approved a long-term retention grant to Mr. Northcutt under Copano’s Long Term Incentive Plan (“LTIP”), to be effective December 1, 2009.  The long-term retention grant consists of 12,500 phantom units that will cliff vest on December 1, 2015 and otherwise have the same terms as Copano’s previously disclosed long-term retention awards.

On December 1, 2009, Copano’s Board of Directors, upon recommendation of the Compensation Committee, approved a $50,000 annual retainer for the non-executive Chairman of Copano’s Board of Directors, currently William L. Thacker.  The retainer will be payable January 1 of each year and will be settled in unit awards under Copano’s LTIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: December 4, 2009	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary